UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 12, 2006
(Date of earliest event reported)

FORD MOTOR CREDIT COMPANY
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-6368	38-1612444
(Commission File Number)	(IRS Employer Identification No.)

One American Road, Dearborn, Michigan	48126
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code 313-322-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 140.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

In 2001, Ford Motor Credit Company ("Ford Credit") and Ford Motor Company ("Ford") entered into an agreement dated October 18, 2001 (the "Intercompany Agreement") which documented certain policies between the two companies and which was disclosed in Ford Credit's Current Report on Form 8-K dated October 18, 2001. Ford Credit and Ford amended the Intercompany Agreement on December 12, 2006 to, among other things, provide for the right to offset each entity's obligations to the other. For details on the terms of this set-off arrangement, see paragraphs 10 and 11 of the Amended and Restated Intercompany Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

On December 12, 2006, Ford Credit and Ford also entered into an Amended and Restated Tax Sharing Agreement, pursuant to which the parties generally agree for tax purposes to treat Ford Credit as if it were the separate, stand-alone parent of a consolidated tax group. The Amended and Restated Tax Sharing Agreement is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

EXHIBITS

Designation	Description	Method of Filing

Exhibit 10.1	Amended and Restated Agreement between Ford Motor Company and Ford Motor Credit Company	Filed with this Report

Exhibit 10.2	Amended and Restated Tax Sharing Agreement between Ford Motor Company and Ford Motor Credit Company	Filed with this Report

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORD MOTOR CREDIT COMPANY
(Registrant)

Date: December 13, 2006	By:	/s/C. M. MacGillivray
C. M. MacGillivray
Assistant Secretary

EXHIBIT INDEX

Designation	Description

Exhibit 10.1	Amended and Restated Agreement between Ford Motor Company and Ford Motor Credit Company

Exhibit 10.2	Amended and Restated Tax Sharing Agreement between Ford Motor Company and Ford Motor Credit Company